UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

October 10, 2008

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2008 Jamba, Inc. (the “Company”), through its wholly owned subsidiary, Jamba Juice Company (“Jamba Juice”), entered into substantially identical employment agreements (collectively, the “Employment Agreements” ) with each of Karen Luey, Thibault de Chatellus, Michael Fox, Steve Adkins and Greg Schwartz (each, an “Executive”), effective as of September 1, 2008. Pursuant to the terms of their respective Employment Agreements, each of the Executives will be paid an annual base salary as set forth in the table below, and shall be eligible to receive such incentives and/or bonuses as awarded by the Company’s Compensation Committee. In addition, each Executive shall be entitled to receive grants of stock options and/or restricted stock on the terms and conditions determined by the Compensation Committee in accordance with the Company’s equity incentive plan.

Executive	Title	Salary
Karen Luey	Senior Vice President, CFO	$275,000
Thibault de Chatellus	Senior Vice President, Global Franchise, Development & Operations Services	$275,000
Michael Fox	Senior Vice President and General Counsel	$275,000
Steve Adkins	Senior Vice President, Store Operations	$275,000
Greg Schwartz	Senior Vice President, Supply Chain	$275,000

The Employment Agreements provide, generally, that in the event that an Executive is terminated without cause or resigns for good reason, the Executive will be entitled to (i) Executive’s base salary then in effect, prorated to the date of termination, and any accrued benefits through the date of termination; (ii) a severance payment in an amount equal to twelve (12) months of Executive’s then current base salary, less applicable withholding, payable in accordance with Company’s regular payroll cycle and subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended.; and (iii) payment of premiums for COBRA coverage for the applicable severance period.

In the event that an Executive is terminated without cause or resigns for good reason within (i) twelve (12) months following the effective date of a change of control of Jamba Juice; or (ii) three (3) months following the start date of Jamba Juice’s next Chief Executive Officer, in addition to all the severance payments and benefits described above, each Executive will be entitled to receive accelerated vesting in any previously granted restricted stock or stock options which are unvested at the time of termination, subject to the following schedule: (a) previously granted restricted stock or stock options that are up to one year vested: 50% of unvested shares subject to grant shall vest; (b) previously granted restricted stock or stock options that are between one to two years vested: 75% of unvested shares subject to grant shall vest; and (c ) previously granted restricted stock or stock options that are two or more years vested: 100% of unvested shares subject to grant shall vest.

Except in the case of a Letter Agreement dated January 2, 2008 regarding a one-time performance bonus which may be earned by Mr. Schwartz and in the case of a Letter Agreement dated April 17, 2007 solely with respect to relocation benefits for Mr. de Chatellus, each Executive’s respective Employment Agreement supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral between the Executives and the Company or Jamba Juice. The description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Employment Agreement, a copy of which is filed respectively as Exhibit 10.1 hereto. Mr. Paul Coletta, Senior Vice President, Chief Marketing & Brand Officer of Jamba Juice, did not enter into a new agreement and will continue under his existing employment arrangement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: October 14, 2008	By:	/s/ Michael Fox
		Name:	Michael Fox
		Title:	Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Executive Employment Agreement